As filed with the Securities and Exchange Commission on February 16, 2005
                              Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     INTERNATIONAL CARD ESTABLISHMENT, INC.
                 (Name of small business issuer in its charter)


          Delaware                     000-33129                 95-4581903
-------------------------------     ---------------          -------------------
(State or other Jurisdiction of     (Commission File         (I.R.S. Employer
 Incorporation or Organization)          No.)                Identification No.)

                         300 ESPLANADE DRIVE, SUITE 1950
                                OXNARD, CA 93036
                                 (800) 400-0206
        (Address and telephone number of principal executive offices and principal place of business)

                              WILLIAM LOPSHIRE, CEO
                     INTERNATIONAL CARD ESTABLISHMENT, INC.
                         300 ESPLANADE DRIVE, SUITE 1950
                                OXNARD, CA 93036
                                 (800) 400-0206
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             DARRIN M. OCASIO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-116956

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM          PROPOSED
                                                                   OFFERING PRICE            MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE         PER           AGGREGATE OFFERING     REGISTRATION
            TO BE REGISTERED                         REGISTERED      SECURITY(1)              PRICE                FEE
_________________________________________________________________________________________________________________________

Shares of common stock, $.001 par value (2)             545,928      $      0.48        $     262,045.44      $    30.84*
_________________________________________________________________________________________________________________________

Total                                                   545,928                         $     262,045.44      $    30.84*
=========================================================================================================================

*Previously paid pursuant to the registration statement filed on Form SB-2 under Rule 462(b) of the Securities Act of 1933, as amended, on February 11, 2005 (File No. 333-116596) which was thereafter withdrawn on February 15, 2005.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on February 14, 2005.

(2) Represents shares of common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b)(3) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2 (File No. 333-116956) filed by International Card Establishment, Inc. with the Securities and Exchange Commission (the "Commission") on June 29, 2004, as thereafter amended, including the exhibits thereto, which was declared effective by the Commission on August 20, 2004, is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxnard, State of California on February 16, 2005.

                     INTERNATIONAL CARD ESTBALISHMENT, INC.




                BY: /s/ WILLIAM LOPSHIRE
                    _______________________________________
                        WILLIAM LOPSHIRE,
                        CHIEF EXECUTIVE OFFICER, SECRETARY
                        AND DIRECTOR
                        (PRINCIPAL EXECUTIVE OFFICER)


                BY: /s/ JONATHAN SEVERN
                    _______________________________________
                        JONATHAN SEVERN
                        CHAIRMAN OF THE BOARD,
                        PRESIDENT AND CHIEF FINANCIAL OFFICER


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William Lopshire his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:




     SIGNATURE                             TITLE                       DATE


/s/ JONATHAN SEVERN       CHAIRMAN OF THE BOARD, PRESIDENT    FEBRUARY 16, 2005
_____________________     AND CHIEF FINANCIAL OFFICER
    JONATHAN SEVERN       (PRINCIPAL ACCOUNTING OFFICER)


/s/ CHARLES SALYER        DIRECTOR                            FEBRUARY 16, 2005
_____________________
    CHARLES SALYER


/s/ MICHAEL FISHER        DIRECTOR                            FEBRUARY 16, 2005
_____________________
    MICHAEL FISHER